Exhibit 23 Consents of Experts and Counsel




Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 2001 (except with respect to the matters discussed in Note 15, as to which the date is March 13, 2001) included in Northeast Utilities Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                  /s/ Arthur Andersen LLP


Hartford, Connecticut
June 14, 2001